UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Digital Theater Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0467655

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5171 Clareton Drive Agoura Hills, California	91301

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-104761

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.0001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

     A description of our common stock is set forth under the heading “Description of Securities” in the prospectus forming part of our Registration Statement on Form S-1 (Registration No. 333-104761) filed with the Securities and Exchange Commission on April 25, 2003, as amended on June 5, June 20 and June 30, 2003, and by any other amendments to such Registration Statement on Form S-1 made prior to the effective date (collectively, the “Registration Statement”), each of which is hereby incorporated by reference. The form of Prospectus filed by us pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

Item 2. Exhibits

     The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

3.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect

3.2(1)	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation (to be filed prior to completion of the offering)

3.3(2)	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation, to effect reverse stock split (to be filed prior to completion of the offering, but subsequent to filing Exhibit 3.2)

3.4(1)	Form of Restated Certificate of Incorporation (to be filed following redemption of preferred stock, which shares shall be redeemed immediately following the closing of the offering)

3.5(1)	Bylaws, as currently in effect

3.6(1)	Form of Restated Bylaws (to be in effect upon completion of the offering)

4.1(2)	Specimen Common Stock Certificate

(1)	Filed with Registration Statement on Form S-1 (Registration No. 333-104761) dated April 25, 2003.

(2)	Filed with Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-104761), dated June 20, 2003.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 7, 2003	DIGITAL THEATER SYSTEMS, INC.

	By:	/s/ Jon E. Kirchner

Jon E. Kirchner President and Chief Executive Officer

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